As filed with the Securities and Exchange Commission on May 15, 2003.


                                                      Registration No. 33-49259
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               OHIO EDISON COMPANY
           (Exact name of the registrant as specified in its charter)

             OHIO                                      34-0437786
(State or other jurisdiction
 of incorporation or organization)      (I.R.S. employer identification number)


                              76 South Main Street
                             Akron, Ohio 44308-1890
                                 (330) 384-5100

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Leila L. Vespoli, Esq.
                    Senior Vice President and General Counsel
                                FirstEnergy Corp.
                              76 South Main Street
                             Akron, Ohio 44308-1890
                                 (330) 384-5800
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                              Lucas F. Torres, Esq.
                             Pillsbury Winthrop LLP
                             One Battery Park Plaza
                             New York, NY 10004-1490
                                 (212) 858-1000
                               Fax: (212) 858-1500

Approximate date of commencement of proposed sale to the public:  Completed.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /__/
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-49259) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

===============================================================================

                              PURPOSE OF AMENDMENT

       Termination of Offering and Removal of Securities from Registration

         Pursuant to this Registration Statement on Form S-3 (File No. 33-49259), declared effective as of December 30, 1992 (the "Registration Statement"), Ohio Edison Company (the "Company") registered $2,211,000 principal amount of its collateralized lease bonds under the Securities Act of 1933. As of the date hereof, $400,000 aggregate principal amount of such bonds remains outstanding under the Registration Statement (the "Outstanding Securities"). The Company does not intend to sell any of the Outstanding Securities, and the offering contemplated by the Registration Statement has terminated. Therefore, in accordance with the applicable undertaking of the Company set forth in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove the Outstanding Securities from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 15th day of May, 2003.

                                   OHIO EDISON COMPANY
                                   (Registrant)


                                   -----------------------------------------
                                   H. Peter Burg
                                   President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




-------------------------------------    President and Director                      May 15, 2003
H. Peter Burg                            (Principal Executive Officer)



-------------------------------------    Senior Vice President and                   May 15, 2003
Richard H. Marsh                         Chief Financial Officer and Director
                                         (Principal Financial Officer)



-------------------------------------    Vice President and Controller               May 15, 2003
Harvey L. Wagner                         (Principal Accounting Officer)



-------------------------------------    Director                                    May 15, 2003
Anthony J. Alexander

